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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated December 22, 1995, except as to Note 1, which is as of March 14, 1996, relating to the financial statements of Tempest Reinsurance Company Limited, which appears in such Joint Proxy Statement/Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the two years ended November 30, 1995 and the period from September 1, 1993 (date of incorporation) through November 30, 1993 listed under Item 21 of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules. We also consent to the references to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

Price Waterhouse
Chartered Accountants

Hamilton, Bermuda
May 21, 1996